                                                                   EXHIBIT 99(D)

                                   AGREEMENT

     This agreement (this "Agreement") is made and entered into as of the 29th day of April, 1998 by and among TCA Cable TV, Inc., a Texas corporation ("TCA"), and Kanaly Trust Company, in its capacity as Independent Executor of and on behalf of the Estate of Robert M. Rogers, Deceased (the "Estate")and in its capacity as sole Trustee of the Rogers Property Trust.

                                   RECITALS
                                   --------

     1. The Estate and the Trust collectively currently own and hold (or have the right to acquire an aggregate of) 3,874,594 shares (the "Estate Shares") of the Common Stock, $0.10 par value ("Common Stock") of TCA.

     2. The Estate and the Trust desire to dispose of the Estate Shares.

     3. Pursuant to Section 11.2 of the Last Will and Testament of Robert M. Rogers, TCA holds a right of first refusal (the "Right of First Refusal") with respect to the disposition by the Estate of the Estate Shares owned and held by the Estate.

     4. TCA, in furtherance of the interests of all of its shareholders, desires to assist the Estate and the Trust in the orderly disposition of the Estate Shares.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto do hereby agree as follows:

     1. Registration Statement.

        (a) Within two business days following the execution of this Agreement, TCA shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") substantially in the form of Exhibit A attached hereto and incorporated herein, registering the sale by the Estate and the Trust of up to 3,807,294 of the Estate Shares in accordance with the plan of distribution set forth in the prospectus contained in the Registration Statement under the title "Plan of Distribution". TCA shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission and to maintain the effectiveness of the Registration Statement for a period of 30 days following the date that the Registration Statement is declared effective by the Commission, subject to extension pursuant to paragraph 1(b) below (the "Registration Period"). Following the expiration of the Registration Period, TCA may, in its sole discretion, withdraw the Registration Statement. Additionally, in the event that during the term of this Agreement TCA determines that the Estate or the Trust directly or indirectly has sold, transferred, pledged or otherwise disposed of or is in the process of selling, transferring or otherwise disposing of Estate Shares in a manner other than as required under the terms of this Agreement, TCA may, in its sole discretion, withdraw the Registration Statement.

        (b) (i)    Upon one (1) business day's prior written notice from TCA, the Estate and the Trust agree that during the Registration Period they will refrain from disposing of Estate Shares for a period of time set forth in a written notice delivered by TCA to the Estate and the Trust informing the Estate and the Trust in writing that there have been material developments in TCA's business that have not been publicly disclosed. The Registration Period will be extended by the number of days set forth in any such notice.

            (ii) Upon the written request of the Estate or the Trust, TCA will grant a one-time extension of the Registration Period for a period of up to 14 calendar days.

        (c) During the term of this Agreement, TCA will use its reasonable best efforts to qualify the Estate Shares under applicable securities or "Blue Sky" laws of such jurisdictions as the Estate may reasonably request for the disposition of the Estate Shares, provided that in connection therewith TCA shall not be obligated generally to qualify to do business in any jurisdiction where it is not then so qualified.

        (d) During the term of this Agreement, TCA will provide to the Estate and the Trust such number of prospectuses, most recent annual report to shareholders, most recent TCA Quarterly Report on Form 10-Q, most recent TCA Annual Report on Form 10-K and any other document incorporated by reference in the Registration Statement as the Estate and the Trust may reasonably request.

        (e) During the term of this Agreement, TCA will provide to the Estate and the Trust and their respective attorneys, investment bankers and financial advisors and any attorney or other agent retained by such investment bankers reasonable access to appropriate officers and directors of TCA to ask questions and to obtain financial, corporate and other information and documents reasonably requested by the Estate and the Trust and their respective representatives and representatives of their agents as is customary in connection with a due diligence investigation for an offering registered under the Securities Act of 1933, provided, however, that (i) in connection with any such access or request, the Estate and the Trust and their respective representatives shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by TCA of its business and (ii) any records, information or documents not otherwise held in the public domain, shall be held confidential by the Estate and the Trust and their respective representatives and representatives of their agents unless disclosure is made in connection with a court proceeding or required by law or such information has otherwise become available to the public generally through TCA or a third party without an accompanying obligation of confidentiality.

        (f) TCA will use its best efforts to cause Fred R. Nichols to be available for up to two full business days during the term of this Agreement to meet with potential purchasers of the Estate Shares.

        (g) During the term of this Agreement, TCA shall inform the Estate and the Trust promptly (i) when TCA is informed by the Commission's staff as to whether or not the staff will review the Registration Statement, (ii) when TCA is informed the Registration Statement becomes effective, (iii) of any request by the Commission for an amendment or any supplement to the Registration Statement or any related prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (v) of the suspension of the qualification of any Estate Shares included in the Registration Statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, or (vi) of any determination by TCA that an event has occurred which makes untrue any statement of a material fact made in the Registration Statement or any related prospectus or which requires the making of a change in the Registration Statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (h) Each of the Estate and the Trust agrees, severally and not jointly, to indemnify and hold harmless TCA, its directors, officers, agents, employees, representatives and each person who controls TCA (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")), against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or related to the disposition of their respective Estate Shares during the terms of this Agreement in a manner other than a manner
(i) permitted by this Agreement or (ii) contemplated under that portion of the prospectus contained in the Registration Statement titled "Plan of Distribution."

        (i) The Estate and the Trust shall within five days following receipt of written request for reimbursement from TCA , reimburse TCA for all out-of-pocket expenses incurred by TCA in connection with the preparation, filing and maintenance of the effectiveness of the Registration Statement, including without limitation, filing fees, legal and accounting fees and expenses (including fees and expenses incurred in connection with delivery to Donaldson, Lufkin & Jenrette Securities Corporation of an accountant's comfort letter and an opinion of outside counsel), reasonable printing expenses and reasonable travel expenses incurred by TCA in complying with the provisions of Paragraph 1(f) hereof.

        (j) TCA agrees that, upon written notice from the Estate and the Trust, it will withdraw the Registration Statement within 48 hours of receipt of notice.

        (k) TCA shall ensure that (i) the Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder and (ii) during the Registration Period, the Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto does not include an untrue statement of a material fact or omit to state a material fact required to be set forth therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

        (1) TCA shall obtain opinions of its counsel addressed to the Estate, the Trust and any placement agent acting on its behalf covering matters customarily covered in opinions requested in underwritten registered offerings and such other matters as may be reasonably requested.

        (m) TCA shall obtain comfort letters from its independent certified public accountants addressed to the Estate, the Trust and any placement agent acting on its behalf covering matters customarily covered in connection with underwritten registered offerings.

        (n) TCA shall enter into such agreements (including agreements with any placement agent acting on behalf of the Estate) and take all other appropriate actions as may be reasonably requested in order to facilitate the sale of the Estate Shares in the manner contemplated by this Agreement, including without limitation agreeing to indemnify the Estate and any placement agent acting on its behalf against material misstatements and omissions in a manner customary for registered transactions.

     2. Disposition of Estate Shares.

        (a) During the term of this Agreement the Estate will not:

            (i) Directly or indirectly sell, transfer, pledge or otherwise dispose of any Estate Shares to any person or entity, except for persons and entities listed on Exhibit B or C attached hereto and incorporated herein or (x) any direct or indirect wholly-owned subsidiaries of such persons, (y) investment companies registered under the Investment Company Act of 1940, as amended, for which such persons act as investment advisor or (z) any person or entity for whom any of such foregoing persons exercises investment discretion provided that the person on Exhibit B or

Exhibit C is the person responsible for making, and has the authority to make, the investment decision to purchase Estate Shares either with complete investment discretion or shared discretion with the person or entity on whose behalf it invests (the persons or entities enumerated in the immediately preceding subparagraphs (x), (y) and (z) being collectively referred to herein as an "Affiliate");

            (ii) Directly or indirectly sell, transfer, pledge or otherwise dispose of a number of Estate Shares to any person or entity listed on Exhibit B attached hereto or an Affiliate of any such person in excess of 5% of the outstanding shares of Common Stock, provided that in the event that the Estate wishes to directly or indirectly sell, transfer, pledge or otherwise dispose of a number of Estate Shares to any person or entity listed on Exhibit B attached hereto in excess of 5% of the outstanding shares of Common Stock, the parties acknowledge that the Estate may request in writing that TCA waive in part the requirements of this paragraph 2(a)(ii) and TCA agrees to respond within two (2) business days in writing to any such request, although TCA reserves the right to grant or deny any such waiver in its sole discretion.

            (iii) Directly or indirectly sell, transfer, pledge or otherwise dispose of any Estate Shares to any person or entity listed on Exhibit B or Exhibit C attached hereto and incorporated herein if immediately after such sale, transfer, pledge or other disposition, such person or entity beneficially would own (within the meaning set forth in Rule 13d-3) in excess of 14.9% of the outstanding shares of Common Stock; or

            (iv) Directly or indirectly sell, transfer, pledge or otherwise dispose of any Estate Shares to any person or entity other than in a manner contemplated by the discussion set forth in the prospectus contained in the Registration Statement under the title "Plan of Distribution."

        (b) After the term of this Agreement, the Estate will not directly or indirectly sell, transfer, pledge or otherwise dispose of any Estate Shares (i) pursuant to the Registration Statement or (ii) assuming that the Estate has sold at least 1,600,000 Estate Shares during the term of this Agreement, for a period of 90 days following the expiration of the term of this Agreement.

        (c) Notwithstanding anything to the contrary contained in this Section 2, the Estate shall during the term of this Agreement be entitled to distribute up to 67,300 Estate Shares to individuals to fulfill individual bequests made pursuant to the Last Will and Testament of Robert M. Rogers.

     3. Right of First Refusal. During the term of this Agreement, TCA waives its Right of First Refusal with respect to any sale, transfer or other disposition of Estate Shares owned and held by the Estate to a person or entity listed on Exhibit B or C attached hereto or any Affiliate of any such person or entity provided that the sale, transfer or other disposition is made in accordance with the provisions of Section 2 of this Agreement and the price per Estate Share to be received by the Estate before deducting of placement fees and other expenses related to the Registration Statement is in excess of a price to be agreed upon in writing by TCA and the Estate immediately prior to the filing by TCA with the Commission of a request for acceleration of the effectiveness of the Registration Statement. If the parties cannot agree on the price required by the immediately preceding sentence within 48 hours following the time at which TCA notifies the Estate either that the Commission will not review the Registration Statement or that the Commission will have no further comments on the Registration Statement, then the price above which the Estate Shares must be sold in order for the Company's Right of First Refusal to be deemed waived will be the greater of (a) 90% of the closing sale price for the Common Stock as quoted on the NASDAQ National Market System for the trading day immediately preceding the date that the Commission declares the

Registration Statement effective and (b) 95% of the closing sale price for the Common Stock as quoted on the NASDAQ National Market System for the trading day immediately preceding the date that the Estate enters into a binding agreement to sell, transfer, pledge or otherwise dispose of the Estate Shares in question.

     4. Term of Agreement. The term of this Agreement shall begin on the date of this Agreement and terminate upon the earlier to occur of (a) expiration of the Registration Period and (b) the withdrawal of the Registration Statement pursuant to the last sentence of paragraph 1(a) or paragraph 1(j). Notwithstanding the foregoing, the provisions of paragraphs 1(h), 1(i) and 2(b) and Section 14 shall survive the termination of this Agreement.

     5. Announcements. Press Release and Regulatory Filings. Any press releases or other announcements or regulatory filings (including amendments to the Estate's Schedule 13D related to the Estate Shares) shall be approved by each party to this Agreement; provided, however, that if either party reasonably believes that it has a legal obligation to make a press release, public announcement or regulatory filing and the consent of the other party cannot be obtained, then the release may be made without such approval.

     6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     7. Indulgences. Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     8. Notices. All notices, requests, demands and other communications required or permitted under this Agreement send shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

        If to TCA:

            TCA Cable TV, Inc.
            3015 SSE Loop 323
            Tyler, Texas 75701
            Telecopy No.: (903) 596-9008
            Attn: Fred R. Nichols, chairman
                  Jeffrey Brown, General Counsel

        If to the Estate or the Trust:

            Kanaly Trust Company
            4550 Post Oak Place Drive
            Houston, Texas 77027
            Telecopy No.:(713) 877-8744
            Attn: Jeffrey C. Kanaly

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

     9. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     10. Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance inconsistent with any of the terms hereof.

     11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     12. Dispute Resolution.

         (a) Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and either party may submit such dispute, controversy or claim to arbitration.

         (b) The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the parties cannot reach an agreement on an arbitrator, then the Senior United States District Judge for the Northern District of Texas, shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ten (10) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim.

        (c) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

            (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within ten (10) days of the appointment of the arbitrator, then at a site chosen by the arbitrator;

            (ii) The arbitrator shall be and remain at all times wholly independent and impartial;

            (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

            (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (c) above shall be determined by the laws of the State of Texas;

            (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator;

            (vi) The decision of the arbitrator shall be reduced to writing; binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrator; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

            (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 7% per annum; and

            (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     13. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

     14. Representations and Warranties.

         (a) The Estate represents and warrants to TCA that this Agreement has been duly authorized, executed and delivered on behalf of the Estate and the Trust and constitutes the valid, legal and binding obligation of the Estate and the Trust enforceable against the Estate and the Trust in accordance with its terms.

         (b) TCA represents and warrants to the Estate that this Agreement has been duly authorized, executed and delivered on behalf of TCA and constitutes the valid, legal and binding obligation of TCA enforceable against TCA in accordance with its terms.

Executed as of the 29 day of April 1998

                                     TCA CABLE TV. INC.



                                     By: /s/ FRED R. NICHOLS
                                        --------------------------------------
                                        Fred Nichols, Chairman of the Board and
                                        Chief Executive Officers

                                     KANALY TRUST COMPANY IN ITS CAPACITY AS
                                     INDEPENDENT EXECUTOR OF AND ON BEHALF OF
                                     THE ESTATE OF ROBERT M. ROGERS DECEASED AND
                                     IN ITS CAPACITY AS SOLE TRUSTEE OF ROGERS
                                     PROPERTY TRUST


                                     BY: /s/ JEFFREY C. KANALY
                                        --------------------------------------
                                     Name: Jeffrey C. Kanaly
                                          ------------------------------------
                                     Title: Vice Chairman
                                           -----------------------------------